UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Adelaide Chambers, Peter Street, Dublin 8, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 011-353-1-649-8521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

In connection with the Merger (as defined in Item 2.01 below), Vidara Therapeutics International Public Limited Company, a public limited company incorporated under the laws of Ireland (now Horizon Pharma Public Limited Company) (the “Company” or “Vidara”), entered into the following agreements:

Temporary Escrow Agreement

The information set forth under Item 2.01 below concerning the entry into the Temporary Escrow Agreement (the “Escrow Agreement”) made and entered into as of September 19, 2014, by and among Vidara Therapeutics Holdings LLC, a Delaware limited liability company (“Holdings”), Horizon Pharma, Inc., a Delaware corporation (“Horizon”) and Citibank, National Association (“Citibank”), as escrow agent, is incorporated by reference in response to this item.

Indemnification Agreements

On September 19, 2014, the board of directors of the Company approved the form of indemnification agreement (the “Company Indemnification Agreement”) to be entered into on or after the effective time of the Merger between the Company and its directors and executive officers. The Company Indemnification Agreement requires the Company, under the circumstances and to the extent provided for therein, to indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being made a party to certain actions, suits and proceedings by reason of the fact that such person is or was a director or executive officer of the Company or was serving at the request of the Company as a director, executive officer, employee, agent or fiduciary of the Company’s affiliated enterprises. The rights of each person who is a party to a Company Indemnification Agreement are in addition to any other rights such person may have under the Irish Companies Acts 1963 to 2013, the Company’s Memorandum and Articles of Association and any resolutions adopted pursuant thereto. Due to more restrictive provisions of Irish law in relation to the indemnification of directors and officers, the Company’s directors and executive officers have also entered into indemnification agreements with Horizon that are substantially similar to the Company Indemnification Agreement but are governed by Delaware law (the “Horizon Indemnification Agreement”). The foregoing is only a brief description of the forms of Company Indemnification Agreement and Horizon Indemnification Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of Company Indemnification Agreement and form of Horizon Indemnification Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

First Supplemental Indenture

In connection with the Merger (as defined in Item 2.01 below), Horizon and the Company executed a supplemental indenture dated as of September 19, 2014 (the “First Supplemental Indenture”) with U.S Bank National Assocation (the “Trustee”) to the indenture dated as of November 22, 2013 between Horizon and the Trustee (the “Original Indenture”) relating to Horizon’s 5.00% Convertible Senior Notes due 2018 (the “Notes”), as supplemented by the First Supplemental Indenture (the “Indenture”). Pursuant to the First Supplemental Indenture, Horizon remains the obligor of the Notes and the Company agreed to fully and unconditionally guaranty the obligations of Horizon under the Indenture (the “Guaranty”). The First Supplemental Indenture also provides that the conversion value of the Notes will be calculated by reference to the ordinary shares of the Company, rather than the common stock of Horizon, and any shares issuable upon conversion of the Notes will be settled in ordinary shares of the Company, rather than shares of the common stock of Horizon. In addition, the Company has assumed the disclosure obligations required by the Original Indenture.

Under the Guaranty, the Company has agreed to pay the principal of and interest on the Notes promptly and in full if Horizon fails to make such payment. The total amount of that obligation is currently $150,000,000 (excluding accrued and unpaid interest). The Indenture provides for customary events of default which are applicable to the Guaranty. Those customary events of default, which are set forth in Article 6 of the Indenture, include nonpayment of principal or interest, breach of covenants in the Indenture, payment defaults of other indebtedness, failure to pay certain judgments and certain events of bankruptcy. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the Notes to be immediately due and payable.

The foregoing is only a brief description of the First Supplemental Indenture, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the First Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 19, 2014, Hamilton Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Vidara (“Merger Sub”), merged with and into Horizon (the “Merger”), with Horizon continuing as the surviving corporation and as a wholly-owned subsidiary of Vidara. In connection with the consummation of the Merger, Vidara changed its name to Horizon Pharma Public Limited Company. Vidara also completed a reorganization of its capital structure (the “Reorganization”) prior to the closing of the Merger.

At the effective time of the Merger (the “Effective Time”), (i) each share of Horizon’s common stock issued and outstanding was converted into one ordinary share of the Company; (ii) each equity plan of Horizon was assumed by the Company and each outstanding option under Horizon’s equity plans was converted into an option to acquire the number of ordinary shares of the Company equal to the number of shares of common stock underlying such option immediately prior to the Effective Time at the same exercise price per share as such Horizon option, and each other stock award that was outstanding under Horizon’s equity plans was converted into a right to receive, on substantially the same terms and conditions as were applicable to such equity award before the Effective Time, the number of ordinary shares of the Company equal to the number of shares of common stock of Horizon subject to such stock award immediately prior to the Effective Time; (iii) each warrant to acquire Horizon common stock outstanding immediately prior to the Effective Time and not terminated as of the Effective Time was converted into a warrant to acquire, on substantially the same terms and conditions as were applicable under such warrant before the Effective Time, the number of ordinary shares of the Company equal to the number of shares of common stock underlying such warrant immediately prior to the Effective Time; and (iv) the Notes remain outstanding and, pursuant to the First Supplemental Indenture, are convertible into the same number of ordinary shares of the Company at the same conversion rate in effect immediately prior to the Effective Time. After giving effect to the Reorganization, at the closing of the Merger, Holdings received a cash payment of $210,871,490 and will retain 31,350,000 ordinary shares of the Company. Following the Merger, on a fully-diluted basis, the security holders of Horizon (excluding the holders of the convertible notes) own approximately 74% of the Company and Holdings owns approximately 26% of the Company. Immediately following the closing of the Merger, the Company had outstanding 106,130,396 ordinary shares.

The foregoing is only a brief description of the Merger, does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement and Plan of Merger, dated March 18, 2014, as amended (the “Merger Agreement”), by and among Vidara, Holdings, Horizon, Hamilton Holdings (USA), Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Vidara (“U.S. HoldCo”), and Merger Sub, a copy of which is filed as Exhibit 2.1 to Horizon’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 20, 2014, and to the description of the Merger Agreement included under the heading “Transaction Agreement and Plan of Merger” in Horizon’s definitive proxy statement on Schedule 14A, filed with the Commission on August 7, 2014 (the “Proxy Statement/Prospectus”).

On September 19, 2014, in connection with the consummation of the Merger, Holdings, Horizon and Citibank entered into the Escrow Agreement, pursuant to which, among other things, $2,750,000 of the cash consideration payable to Holdings at the closing of the Merger was deposited into an escrow account to be used to pay amounts payable to the Company, if any, as a result of post-closing adjustments to the consideration payable to Holdings.Citibank, as escrow agent, may disburse funds held within the escrow account only upon the receipt of joint written instruction executed by Holdings and Horizon. Subject to certain exceptions, the Escrow Agreement will terminate on the earliest to occur of the date that the escrow fund is fully distributed in accordance with the terms of the Escrow Agreement or the delivery to the Escrow Agent of a written notice of termination executed by Horizon and Holdings. The foregoing is only a brief description of the Escrow Agreement, does not purport to be complete and is qualified in its entirety by reference to the Escrow Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously announced, Horizon, as initial signatory, entered into a Credit Agreement (the “Credit Agreement”) with the lenders from time to time party thereto (each a “Lender” and collectively the “Lenders”), and Citibank, as administrative agent and collateral agent, and effective from and after the effective date of the Merger (the “Closing Date”), U.S. Holdco and the other borrowers from time to time party thereto (each a “Borrower” and collectively, the “Borrowers”), providing for (i) a five-year $300,000,000 term loan facility (the “Term Loan Facility”), the proceeds of which were used in part to effect the Merger and to pay fees and expenses in connection therewith and will be used in part for general corporate purposes, (ii) an uncommitted accordion facility subject to the satisfaction of certain financial and other conditions, and (iii) one or more uncommitted refinancing loan facilities with respect to loans under the Credit Agreement. The Credit Agreement allows for the Company and other subsidiaries of the Company to become borrowers under the accordion facility. On September 19, 2014, U.S. HoldCo borrowed the entire $300,000,000 available under the Term Loan Facility. Loans under the Term Loan Facility bear interest, at each Borrower’s option, at a rate equal to either the LIBOR rate, plus an applicable margin of 8.00% per annum (subject to a 1.00% LIBOR floor), or the prime lending rate, plus an applicable margin equal to 7.00% per annum.

The Borrowers’ obligations under the Credit Agreement and any swap obligations entered into with a Lender are guaranteed by the Company and each of the Company’s existing and subsequently acquired or organized direct and indirect subsidiaries (other than certain immaterial subsidiaries, subsidiaries whose guarantee would result in material adverse tax consequences and subsidiaries whose guarantee is prohibited by applicable law, collectively, the “Guarantors”). The Borrowers and the Guarantors are individually and collectively referred to in this Current Report on this Form 8-K as a “Loan Party” and the “Loan Parties,” as applicable.

The Borrowers’ obligations under the Credit Agreement are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (i) all tangible and intangible assets of the Loan Parties, except for certain customary excluded assets, and (ii) all of the capital stock owned by the Loan Parties (limited, in the case of the stock of certain non-U.S. subsidiaries of U.S. HoldCo, to 65% of the capital stock of such subsidiaries).

U.S. HoldCo is permitted to make voluntary prepayments of loans under the Term Loan Facility, except that (i) a specified make-whole amount would apply to any repayment or repricing prior to the second anniversary of the Closing Date, (ii) a 4% premium would apply to any repayment or a repricing on or prior to the third anniversary of the Closing Date, and (iii) a 2% premium would apply to any repayment or a repricing on or prior to the fourth anniversary of the Closing Date. U.S. HoldCo is required to make mandatory prepayments of loans under the Term Loan Facility (without payment of a premium) with (a) net cash proceeds from certain non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (b) casualty proceeds and condemnation awards (subject to reinvestment rights and other exceptions), and (c) net cash proceeds from issuances of debt (other than certain permitted debt).

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Loan Parties and their restricted subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions.

Events of default under the Credit Agreement include: (i) the failure by the Borrowers to timely make payments due under the Credit Agreement; (ii) material misrepresentations or misstatements in any representation or warranty by any Loan Party when made; (iii) failure by any Loan Party to comply with the covenants under the Credit Agreement and other related agreements; (iv) certain defaults under a specified amount of other indebtedness of the Company or its subsidiaries; (v) insolvency or bankruptcy-related events with respect to the Company or any of its material subsidiaries; (vi) certain undischarged judgments against the Company or any of its restricted subsidiaries; (vii) certain ERISA-related events reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; (viii) certain security interests or liens under the loan documents ceasing to be, or being asserted by the Company or its restricted subsidiaries not to be, in full force and effect; and

(ix) any loan document or material provision thereof ceasing to be, or any proceeding being instituted asserting that such loan document or material provision is not, in full force and effect. If one or more events of default occurs and continues beyond any applicable cure period, the administrative agent may, with the consent of the Lenders holding a majority of the loans and commitments under the facilities, or will, at the request of such Lenders, terminate the commitments of the Lenders to make further loans and declare all of the obligations of the Loan Parties under the Credit Agreement to be immediately due and payable.

The description of the Credit Agreement set forth in this Item 2.03 is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 99.2 to Horizon’s Current Report on Form 8-K filed with the Commission on June 19, 2014.

The information set forth under Item 1.01 above concerning the entry into the First Supplemental Indenture is incorporated by reference in response to this item.

Item 3.03	Material Modification to Rights of Security Holders.

The Memorandum and Articles of Association for the Company were amended and restated as of September 19, 2014. The Memorandum and Articles of Association as amended and restated are filed as Exhibit 3.1 to this Current Report on Form 8-K.

As a consequence of the amendment and restatement of the Memorandum and Articles of Association, the rights of the holders of the ordinary shares of the Company, nominal value $0.0001 per share, were modified. A description of the share capital of the Company, after giving effect to the amendment and restatement, and the resulting rights of the holders of ordinary shares, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information set forth under Item 1.01 above concerning the entry into the First Supplemental Indenture is incorporated by reference in response to this item.

Item 4.01	Changes in Registrant’s Certifying Accountant.

For accounting purposes, the Merger described in Item 2.01 of this Current Report on Form 8-K is treated as a “reverse acquisition” of Vidara by Horizon, which is considered the accounting acquirer. As a result of the transaction being a reverse acquisition, the Horizon financial statements became the historical financial statements of the Company, and the Company’s future filings with the Commission will reflect Horizon’s historical financial condition and results of operations shown for comparative purposes. Prior to consummation of the Merger, Horizon’s historical financial statements were audited by PricewaterhouseCoopers LLP (United States) (“PwC United States”), and Vidara’s historical financial statements were audited by Habif, Arogeti & Wynne LLP (“HAW”).

Dismissal of Independent Registered Public Accounting Firm

The Company decided to engage PwC United States as the Company’s independent registered public accountants to audit the financial statements of the Company and its consolidated subsidiaries. As an Irish company, the Company’s statutory auditor is required under the Irish Companies Act 1963 to 2013 to be based in Ireland. Accordingly, the Company decided to engage PricewaterhouseCoopers LLP (Ireland) (“PwC Ireland”) as the Company’s statutory auditor. In order to implement this decision, on September 19, 2014, in connection with but prior to consummation of the Merger, the board of directors of Vidara, in consultation with the Audit Committee of the board of directors of Horizon, approved (i) the engagement of PwC United States as the Company’s independent registered public accountants to audit the financial statements of the Company and its consolidated subsidiaries, and (ii) the engagement of PwC Ireland as the Company’s statutory auditor, each such engagement to be effective upon consummation of the Merger. As a consequence of the Merger and such engagement, HAW will no longer audit Vidara’s financial statements.

HAW audited Vidara’s financial statements for the fiscal years ended December 31, 2012 and 2013. For the fiscal years ended December 31, 2012 and 2013, no report by HAW on Vidara’s financial statements contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2012 and 2013 and the subsequent interim period through September 19, 2014, (i) there have been no disagreements with HAW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to HAW’s satisfaction, would have caused HAW to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided HAW with a copy of the disclosures contained in this Item 4.01 and requested that HAW furnish a letter addressed to the Commission stating whether it agreed with those disclosures. A copy of such letter, dated September 19, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of a New Independent Registered Public Accounting Firm

As noted above, in order to implement the Company’s decision to engage PwC United States as its independent registered public accountants and PwC Ireland as its statutory auditor, on September 19, 2014, in connection with but prior to consummation of the Merger, the Vidara board of directors, in consultation with the Audit Committee of the board of directors of Horizon, approved the engagement of PwC United States as the Company’s independent registered public accountants to audit the financial statements of the Company and its consolidated subsidiaries and PwC Ireland as the Company’s statutory auditor, each such engagement to be effective upon consummation of the Merger.

During the fiscal years ended December 31, 2011 and 2012, and during the subsequent interim period through September 19, 2014, neither Horizon (as accounting acquirer and predecessor of the Company) nor anyone acting on its behalf consulted PwC United States or PwC Ireland regarding any matters identified within Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Certain Officers

Pursuant to the terms of the Merger Agreement, effective upon consummation of the Merger on September 19, 2014, Virinder Nohria, M.D., Ph.D. resigned as Vidara’s chief executive officer, David Kelly resigned as Vidara’s chief accounting officer and corporate secretary, and Mr. Kelly and Patrick Ashe each resigned as members of Vidara’s board of directors. Dr. Nohria did not resign from Vidara’s board of directors and remains a member of the Company’s board of directors following consummation of the Merger.

Appointment of Certain Officers

Effective upon consummation of the Merger on September 19, 2014, Timothy P. Walbert was appointed chairman, president and chief executive officer; Robert J. De Vaere was appointed executive vice president, chief financial officer (until his retirement on September 30, 2014); Robert F. Carey was appointed executive vice president, chief business officer; Paul W. Hoelscher was appointed executive vice president, finance and company secretary through September 30, 2014 and, effective October 1, 2014, executive vice president, chief financial officer and company secretary; Barry J. Moze was appointed executive vice president, corporate development; Jeffrey W. Sherman, M.D. was appointed executive vice president, research and development, chief medical officer; and Todd N. Smith was appointed executive vice president, chief commercial officer of the Company.

The following is a brief biographical summary for each of Mr. Walbert, Mr. Carey, Mr. De Vaere, Mr. Hoelscher, Mr. Moze, Dr. Sherman and Mr. Smith:

Timothy P. Walbert, age 47, has served as Horizon’s chairman of the board of directors and Horizon’s president and chief executive officer since its inception in March 2010. Mr. Walbert has also served as the president and chief executive officer of Horizon Pharma USA since June 2008 and on its board of directors since July 2008. From May 2007 to June 2009, Mr. Walbert served as president, chief executive officer and director of IDM Pharma, Inc. (“IDM”), a biopharmaceutical company which was acquired by Takeda America Holdings, Inc. (“Takeda”) in June 2009. From January 2006 to May 2007, Mr. Walbert served as executive vice president, commercial operations of NeoPharm, Inc., a biopharmaceutical company. From June 2001 to August 2005, Mr. Walbert served as divisional vice president and general manager, Immunology, where he led the global development and launch of HUMIRA, which exceeded $11.0 billion in 2013 sales, and divisional vice president, global cardiovascular strategy at Abbott, a broad-based healthcare company, now AbbVie. From April 1998 to June 2001, Mr. Walbert served as director, Celebrex North America and arthritis team leader, Asia Pacific, Latin America and Canada at G.D. Searle & Company (“G.D. Searle”), a pharmaceutical company. From 1991 to 1998, Mr. Walbert also held sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co., Inc. and Wyeth. Mr. Walbert received his B.A. in business from Muhlenberg College, in Allentown, Pennsylvania. Mr. Walbert also serves on the boards of directors of XOMA Corp., Egalet Corporation, the Biotechnology Industry Organization (BIO), the Illinois Biotechnology Industry Organization (iBIO), ChicagoNEXT, a World Business Chicago (WBC) led council of technology leaders and the Greater Chicago Arthritis Foundation. In 2013, Mr. Walbert was appointed by Illinois Governor Pat Quinn to the Illinois Innovation Council.

Robert F. Carey, age 56, has served as Horizon’s executive vice president and chief business officer since March 2014. Prior to joining Horizon, Mr. Carey spent more than 11 years as managing director and head of the life sciences investment banking group at JMP Securities LLC (“JMP”), a full-service investment bank. Prior to JMP, Mr. Carey was a managing director in the healthcare groups at Dresdner Kleinwort Wasserstein and Vector Securities. Mr. Carey also has held roles at Red Hen Bread, InStadium, Shearson Lehman Hutton and Ernst & Whinney. Mr. Carey received his B.S. in accounting from the University of Notre Dame.

Robert J. De Vaere, age 56, has served as Horizon’s executive vice president and chief financial officer since Horizon’s inception in March 2010 and as the executive vice president and chief financial officer of Horizon Pharma USA since October 2008. From May 2007 to June 2009, Mr. De Vaere served as senior vice president, finance and administration and chief financial officer at IDM, which was acquired by Takeda in 2009. From August 2006 to April 2007, Mr. De Vaere served as chief financial officer at Nexa Orthopedics, Inc., a medical device company, which was acquired by Tornier, Inc. in February 2007. From August 2005 to March 2006, Mr. De Vaere served as vice president, finance and administration and chief financial officer at IDM. From May 2000 to August 2005, Mr. De Vaere served as vice president and chief financial officer at Epimmune Incorporated, a pharmaceutical company focused on the development of vaccines, which was combined with IDM in August 2005. Prior to 2000, Mr. De Vaere served as vice president of finance and administration and chief financial officer at Vista Medical Technologies, Inc., a medical device company. Mr. De Vaere received his B.S. from the University of California, Los Angeles.

Paul W. Hoelscher, age 50, has served as Horizon’s executive vice president, finance since June 2014. Prior to joining Horizon, Mr Hoelscher served as senior vice president, finance—treasury and corporate development of OfficeMax, Inc., an office supply company, from August 2013 to May 2014, and as vice president, finance—treasury and corporate development of OfficeMax from August 2012 to July 2013. From 2004 to May 2012, Mr. Hoelscher served as vice president, finance integration; vice president, international finance and treasurer; and vice president, corporate controller of Alberto Culver Company, a hair and skin beauty care company which was acquired by Unilever in 2011. From 1993 to 2004, Mr. Hoelscher served in other positions of increasing responsibility at Alberto Culver, including manager, corporate accounting; director, corporate finance; senior director, corporate finance; and corporate controller. Mr. Hoelscher also served in various positions at KPMG LLP from 1986 to 1993. Mr. Hoelscher received his B.S. in accountancy from the University of Illinois at Urbana-Champaign.

Barry Moze, age 60, joined Horizon in June 2014 as executive vice president, corporate development, where he is responsible for corporate strategy, human resources, information technology, project management, business operations and government affairs. Prior to joining Horizon, Mr. Moze spent more than 26 years as partner and owner of Crystal Clear Communications, a consulting firm focused on working with board of directors, chief executive officers and executive teams to develop and execute their corporate strategies. Mr. Moze has worked with Fortune 500 and 1,000 companies such as Abbott, Pepsi Bottling Group, W.W. Grainger, Genentech, Rockwell Automation and Manpower among others. Prior to Crystal Clear, Mr. Moze was a founder and president of Review Services and Asset Management Group, a licensed investment advisory firm. Mr. Moze serves on the board of directors of Palermo Villa, a private company.

Jeffrey W. Sherman, M.D., FACP, age 59, has served as Horizon’s executive vice president, research and development, and chief medical officer since June 2011, as Horizon’s executive vice president, development and regulatory affairs and chief medical officer since Horizon’s inception in March 2010 and as the executive vice president, development and regulatory affairs and chief medical officer of Horizon Pharma USA since June 2009. From June 2009 to June 2010, Dr. Sherman served as president and board member of the Drug Information Association (“DIA”), a nonprofit professional association of members who work in government regulatory, academia, patient advocacy, and the pharmaceutical and medical device industry. Dr. Sherman is now a past president of DIA and serves as DIA liaison to the Clinical Trial Transformation Initiative, a public-private partnership founded by the U.S. Food and Drug Administration and Duke University to improve the quality and efficiency of clinical trials. He also serves on the Board of Advisors of the Center for Information and Study on Clinical Research Participation, a nonprofit organization dedicated to educating and informing the public, patients, medical/research communities, the media, and policy makers about clinical research and the role each party plays in the process. Dr. Sherman is an adjunct assistant professor of Medicine at the Northwestern University Feinberg School of Medicine and is a member of a number of professional societies as well as a diplomat of the National Board of Medical Examiners and the American Board of Internal Medicine. From August 2007 to June 2009, Dr. Sherman served as senior vice president of research and development and chief medical officer at IDM which was acquired by Takeda in 2009. From June 2007 to August 2007, Dr. Sherman served as vice president of clinical science at Takeda, a pharmaceutical research and development center. From September 2000 to June 2007, Dr. Sherman served as chief medical officer and executive vice president at NeoPharm, Inc., a biopharmaceutical company. From October 1992 to August 2000, Dr. Sherman served as director, senior director and executive director of clinical research and head of oncology global medical operations at Searle/Pharmacia (“Searle”), a pharmaceutical company. Prior to joining Searle, Dr. Sherman worked in clinical pharmacology and clinical research at Bristol-Myers Squibb Company, a biopharmaceutical company. Dr. Sherman received his M.D. from the Rosalind Franklin University/Chicago Medical School. Dr. Sherman completed an internal medicine internship, residency and chief medical residency at Northwestern University as well as fellowship training at the University of California, San Francisco (“UCSF”). Dr. Sherman was also a research associate at the Howard Hughes Medical Institute at UCSF.

Todd N. Smith, age 45, has served as Horizon’s executive vice president and chief commercial officer since February 2012. Prior to that, Mr. Smith served as Horizon’s senior vice president, sales, marketing and business development since October 2010. From January 2009 to August 2010, Mr. Smith served as vice president, global marketing, strategy and business development at Fenwal, Inc., a global medical device technology company, and managed a team of approximately 100 people located in the United States and abroad. Mr. Smith also served as vice president of automated business from May 2008 to January 2009, and amicus category business unit director from November 2007 to May 2008 at Fenwal. From April 2006 to November 2007, Mr. Smith served as director of marketing, virology franchise, Abbott, a broad-based healthcare company, now AbbVie and managed marketing and field teams of approximately 85 people. From March 2004 to April 2006, Mr. Smith served as director of sales, virology franchise, at Abbott, now AbbVie, managing a sales and training team of approximately 200 people. From April 2003 to April 2004, Mr. Smith served as deputy director – product management, segment markets and managed care, at Bayer Biological Products, a pharmaceutical company. At Bayer Biological Products, Mr. Smith also served as associate director of coagulation products from April 2002 to April 2003. From April 2001 to April 2002, Mr. Smith served as associate director of business development at Achillion Pharmaceuticals, Inc., a biopharmaceutical company focused on infectious disease. Prior to April 2001, Mr. Smith served as a regional sales manager, product manager and sales specialist at Agouron Pharmaceuticals, Inc., a pharmaceutical company, which was acquired by Pfizer Inc. in February 2000. Mr. Smith received his B.A. from Norwich University.

Upon consummation of the Merger, the Company assumed the Horizon Pharma, Inc. 2005 Stock Plan, Horizon Pharma, Inc. 2011 Equity Incentive Plan, Horizon Pharma, Inc. 2011 Employee Stock Purchase Plan, Horizon Pharma Public Limited Company 2014 Equity Incentive Plan and Horizon Pharma Public Limited

Company 2014 Employee Share Purchase Plan, as well ascertain options and purchase rights outstanding under such plans. These newly appointed officers will be entitled to participate in such plans. A description of such plans is incorporated by reference to the disclosures under the headings “Approval of 2014 Equity Incentive Plan,” “Approval of 2014 Equity Incentive Plan—Description of the 2014 Plan,” “Approval of the 2014 Employee Stock Purchase Plan” and “Approval of the 2014 Employee Stock Purchase Plan—Description of the 2014 ESPP” in the Proxy Statement/Prospectus, which is hereby incorporated by reference.

Election of New Directors

Effective upon consummation of the Merger on September 19, 2014, the following individuals were appointed to the Company’s board of directors: William F. Daniel and H. Thomas Watkins have been appointed as Class I directors, whose terms expire at the 2015 annual general meeting of shareholders; Michael Grey, Jeff Himawan, Ph.D. and Ronald Pauli have been appointed as Class II directors, whose terms expire at the 2016 annual general meeting of shareholders; and Gino Santini and Timothy P. Walbert have been appointed as Class III directors, whose terms expire at the 2017 annual general meeting of shareholders. Dr. Nohria, who will continue as a member of the board directors, has been appointed as a Class III director. Upon consummation of the Merger, Mr. Walbert will serve as chairman of the board of directors and Mr. Grey will serve as lead independent director.

Effective upon consummation of the Merger on September 19, 2014, the audit committee of the board of directors is comprised of Mr. Pauli, as chair, Mr. Daniel and Dr. Himawan; the compensation committee of the board of directors is comprised of Dr. Himawan, as chair, Mr. Grey and Mr. Pauli; the nominating and corporate governance committee of the board of directors is comprised of Mr. Watkins, as chair, Mr. Daniel and Mr. Santini; and the transaction committee of the board of directors is comprised of Mr. Santini, as chair, Mr. Grey and Mr. Watkins.

Upon consummation of the Merger, the Company adopted and assumed the Horizon Pharma Public Limited Company 2014 Non-Employee Equity Plan, and the non-employee directors of the Company will be entitled to participate in such plan. A description of such plan is incorporated by reference to the disclosures under the heading “Approval of 2014 Non-Employee Equity Plan—Description of the Non-Employee Plan” in the Proxy Statement/Prospectus.

Upon consummation of the Merger, the Company also adopted the Horizon Pharma Public Limited Company Non-Employee Director Compensation Policy (the “Policy”), which sets forth the compensation program for non-employee members of its board of directors. A copy of the Policy is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.05	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 19, 2014, the Vidara board of directors adopted, effective upon consummation of the Merger, a code of business conduct and ethics (the “Code”) that applies to the directors, officers and employees of the Company. The Code is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Code is also available on the Company’s internet website at www.horizonpharma.com. If the Company makes any substantive amendments to the Code or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Item 8.01	Other Events.

Registration Rights Agreement

On September 1, 2014, the Company, Holdings, and certain members of Holdings (Holdings and such members of Holdings collectively, the “Rights Parties”) entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares of the Company held by the Rights Parties (or their permitted transferees) on the date of the closing of the Merger, immediately after giving effect to such closing (such shares, the “Registrable Shares”). Under the Registration Rights Agreement, the Company agreed to file a registration statement with the Commission covering the resale of all of the Registrable Shares and to use its reasonable best efforts to cause such registration statement to become effective under the Securities Act as soon as reasonably practicable after the closing of the Merger and to keep such registration statement continuously effective until the earlier of such time as all of the Registrable Shares have been publicly sold by the Rights Parties or the registration rights of the Rights Parties expire under the Registration Rights Agreement. Under the Registration Rights Agreement, holders of Registrable Shares will be entitled to sell Registrable Shares in underwritten public offerings, provided that the aggregate amount of Registrable Shares to be offered and sold in the underwritten public offering is reasonably expected to result in aggregate gross proceeds of not less than $25 million, subject to the Company’s ability to defer facilitating such an underwritten public offering under certain circumstances. The Company is not obligated to facilitate more than two underwritten public offerings under the Registration Rights Agreement in any 12-month period and no more than three total underwritten public offerings under the Registration Rights Agreement. The Company has agreed to pay all of its expenses relating to any registrations and permitted underwritten public offerings under the Registration Rights Agreement and certain legal expenses of the Rights Parties up to $50,000 (but not any underwriting discounts or commissions). The Registration Rights Agreement also provides for cross-indemnification for some liabilities, including liabilities arising under the Securities Act. The foregoing is only a brief description of the Registration Rights Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Consulting Agreement

On March 18, 2014, Dr. Nohria entered into a consulting agreement with Horizon Pharma USA, Inc., a Delaware corporation (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, which became effective upon consummation of the Merger, Dr. Nohria will be paid $10,000 for each month in which he provides services as a consultant. The Consulting Agreement has a term of twelve months. The foregoing is only a brief description of the Consulting Agreement and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed as Exhibit 99.3 to this Current Report on Form 8-K.

Successor Issuer

In connection with the Merger and by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is the successor issuer to Horizon and has succeeded to the attributes of Horizon as the registrant, including Horizon’s Commission file number. The Company’s ordinary shares are deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will hereafter file reports and other information with the Commission using Horizon’s Commission file number (001-35238). The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

The Company’s ordinary shares are listed on The NASDAQ Stock Market LLC and trade on the NASDAQ Global Market under the symbol “HZNP”. The CUSIP number for the Company’s ordinary shares is G4617B 105.

Section 16 Reporting

As previously disclosed, at the effective time of the Merger, each share of Horizon common stock was canceled and automatically converted into and became the right to receive one ordinary share of the Company. As a result, each director and officer (for purposes of Section 16 of the Exchange Act) of Horizon is required to file a Form 4 evidencing the disposition of shares of Horizon common stock, a Form 3 evidencing his status as a new director or officer of the Company and a Form 4 evidencing his acquisition of the same number of ordinary shares in the Company. No shares were sold into or purchased from the market in connection with the dispositions and acquisitions that will be reflected on these Form 4s.

Item 9.01	Financial Statements and Exhibits.

Financial statements of businesses acquired

The financial statements of Vidara are incorporated by reference to the following:

•	the audited combined financial statements of Vidara Therapeutics International Limited and subsidiaries and Vidara Therapeutics, Inc., including the combined balance sheets as of December 31, 2013 and 2012, and the related audited combined statements of operations, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2013, and the notes related thereto, included on pages F-1 to F-23 of the Proxy Statement/Prospectus;

•	the audited statements of revenues and direct expenses of the ACTIMMUNE Product Line of InterMune, Inc. for the year ended December 31, 2011 and the period from January 1, 2012 to June 18, 2012, included on pages F-31 to F-36 of the Proxy Statement/Prospectus; and

•	the unaudited condensed financial statements of Vidara contained in Item 1 of the Vidara Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the Commission on August 26, 2014.

Pro forma financial information

The unaudited pro forma combined financial statements and comparative historical and unaudited pro forma per share data for the Merger is filed as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Exhibits.

Exhibit Number	Description

2.1(1)	Transaction Agreement and Plan of Merger, dated March 18, 2014, by and among Horizon Pharma, Inc., Vidara Therapeutics Holdings LLC, Vidara Therapeutics International Ltd. (now known as Horizon Pharma Public Limited Company), Hamilton Holdings (USA), Inc. and Hamilton Merger Sub, Inc.*

2.2(2)	First Amendment to Transaction Agreement and Plan of Merger, dated June 12, 2014, by and between Horizon Pharma, Inc. and Vidara Therapeutics Holdings LLC.

3.1	Memorandum and Articles of Association of Horizon Pharma Public Limited Company.

4.1	First Supplemental Indenture, dated September 19, 2014, by and among Horizon Pharma, Inc., Horizon Pharma Public Limited Company and U.S Bank National Association.

10.1	Form of Indemnification Agreement entered into by and between Horizon Pharma Public Limited Company and certain of its directors, officers and employees.

10.2	Form of Indemnification Agreement entered into by and between Horizon Pharma, Inc. and certain directors, officers and employees of Horizon Pharma Public Limited Company.

10.3	Temporary Escrow Agreement, dated September 19, 2014, by and among Vidara Therapeutics Holdings LLC, Horizon Pharma, Inc. and Citibank, National Association, as escrow agent.

10.4	Horizon Pharma Public Limited Company Non-Employee Director Compensation Policy.

14.1	Code of Business Conduct and Ethics of Horizon Pharma Public Limited Company.

16.1	Letter from Habif, Arogeti & Wynne LLP, dated September 19, 2014.

99.1	Description of Horizon Pharma Public Limited Company Share Capital.

99.2	Registration Rights Agreement, dated as of September 1, 2014, by and among Vidara Therapeutics International plc (now known as Horizon Pharma Public Limited Company), Vidara Therapeutics Holdings LLC and certain shareholders of Vidara Therapeutics International plc.

99.3	Consulting Agreement, dated March 18, 2014, by and between Horizon Pharma USA, Inc. and Virinder Nohria, M.D., Ph.D.

99.4	Unaudited pro forma combined financial statements and comparative historical and unaudited pro forma per share data.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Horizon undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.
(1)	Incorporated by reference to Horizon Pharma, Inc.’s Current Report on Form 8-K, filed on March 20, 2014.
(2)	Incorporated by reference to Horizon Pharma, Inc.’s Current Report on Form 8-K, filed on June 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2014	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1(1)	Transaction Agreement and Plan of Merger, dated March 18, 2014, by and among Horizon Pharma, Inc., Vidara Therapeutics Holdings LLC, Vidara Therapeutics International Ltd. (now known as Horizon Pharma Public Limited Company), Hamilton Holdings (USA), Inc. and Hamilton Merger Sub, Inc.*

2.2(2)	First Amendment to Transaction Agreement and Plan of Merger, dated June 12, 2014, by and between Horizon Pharma, Inc. and Vidara Therapeutics Holdings LLC.

3.1	Memorandum and Articles of Association of Horizon Pharma Public Limited Company.

4.1	First Supplemental Indenture, dated September 19, 2014, by and among Horizon Pharma, Inc., Horizon Pharma Public Limited Company and U.S Bank National Association.

10.1	Form of Indemnification Agreement entered into by and between Horizon Pharma Public Limited Company and certain of its directors, officers and employees.

10.2	Form of Indemnification Agreement entered into by and between Horizon Pharma, Inc. and certain directors, officers and employees of Horizon Pharma Public Limited Company.

10.3	Temporary Escrow Agreement, dated September 19, 2014, by and among Vidara Therapeutics Holdings LLC, Horizon Pharma, Inc. and Citibank, National Association, as escrow agent.

10.4	Horizon Pharma Public Limited Company Non-Employee Director Compensation Policy.

14.1	Code of Business Conduct and Ethics of Horizon Pharma Public Limited Company.

16.1	Letter from Habif, Arogeti & Wynne LLP, dated September 19, 2014.

99.1	Description of Horizon Pharma Public Limited Company Share Capital.

99.2	Registration Rights Agreement, dated as of September 1, 2014, by and among Vidara Therapeutics International plc (now known as Horizon Pharma Public Limited Company), Vidara Therapeutics Holdings LLC and certain shareholders of Vidara Therapeutics International plc.

99.3	Consulting Agreement, dated March 18, 2014, by and between Horizon Pharma USA, Inc. and Virinder Nohria, M.D., Ph.D.

99.4	Unaudited pro forma combined financial statements and comparative historical and unaudited pro forma per share data.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Horizon undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.
(1)	Incorporated by reference to Horizon Pharma, Inc.’s Current Report on Form 8-K, filed on March 20, 2014.
(2)	Incorporated by reference to Horizon Pharma, Inc.’s Current Report on Form 8-K, filed on June 18, 2014.